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                                                                      EXHIBIT 99


                     WORLD ACCESS COMPLETES ACQUISITION OF
                          LONG DISTANCE INTERNATIONAL

Retail Acquisition Adds 20,000 NETnet(tm) Corporate Customers in Nine European Countries

         Company Expects to Realize Significant Synergies by Leveraging its Robust Pan European Network

Morgan Stanley Dean Witter Now the Company's Fourth Largest Shareholder

         Atlanta, Georgia - February 14, 2000 - World Access, Inc. (Nasdaq:
WAXS) announced today that it has completed its acquisition of substantially all of the assets of Long Distance International Inc. ("LDI"), following approval from NETnet International S.A. shareholders and holders of LDI's Senior Notes. Operating under the NETnet(tm) name throughout Europe, LDI offers an array of telecommunications services concentrating on the needs of business customers in Austria, France, Germany, Italy, Norway, Spain, Sweden, Switzerland, and the United Kingdom. World Access will continue to market retail services in Europe under the Netnet name, including bundled voice, data and Internet services.

         John D. Phillips, Chairman and Chief Executive Officer of World Access, said, "This acquisition positions World Access with an impressive number of business customers in nine European countries, and serves as a first step towards becoming a premier provider of bundled voice, data and Internet services to small and medium enterprise ("SME") markets throughout Europe and other strategic regions of the world. Through direct and indirect sales forces, LDI's NETnet operations have successfully targeted, acquired and retained business customers by providing innovative bundled service offerings, customer service and customizable billing capabilities. World Access intends to utilize LDI's retail customer development and retention programs as a basis for further retail account growth.

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         "Combined with our extensive, highest quality switching and transport networks in Europe," Mr. Phillips continued, "this acquisition ideally positions us to continue to rapidly add significant retail traffic volumes onto our network in an efficient and cost effective manner. We are also pleased that David Hess and his European management team will continue to manage the NETnet businesses. David will report directly to Walter Burmeister, President of World Access."

         David Hess, Chief Executive Officer of LDI, commented, "We are excited to see NETnet become an integral part of World Access, as we now have the management and financial resources to leverage our salesforce and significantly expand our business customer base by offering customers integrated voice, data and Internet services over a state-of-the-art network. In addition, the broad array of enhanced services provides a tremendous platform for integrating future acquisitions."

         LDI's shareholders and Senior Noteholders, and NETnet International S.A. shareholders received approximately $185 million in total consideration in the form of World Access Convertible Preferred Stock, Series D ("Preferred Stock"). The Preferred Stock bears no dividend and is convertible into approximately 10 million shares of World Access common stock, subject to potential adjustment under certain circumstances. Approximately 10% of the consideration is being held in escrow to satisfy any future indemnification claims. Morgan Stanley Dean Witter, the largest Senior Noteholder of LDI, has become the fourth largest shareholder of World Access as a result of the transaction.

         World Access is focused on being a leading provider of bundled voice, data and Internet services to key regions of the world. The company competitively provides end-to-end communications services through its redundant digital network which is capable of supporting voice and data services, including frame relay, Internet Protocol (IP), asynchronous transfer mode (ATM) and multimedia applications. Located strategically throughout the U.S. and 13 European countries, World Access' network backbone consists of gateway and tandem switches, linked by an extensive fiber network encompassing tens of millions of circuit miles. For additional information regarding World Access, please refer to the Company's website at www.waxs.com <http://www.waxs.com>.


         This press release may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially. These risks include: potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new product developments or introductions; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Company's Registration Statement on Form S-3 (No. 333-43497), as such filings have been amended, all of which are incorporated by reference into this press release.

        World Access Contact:  Nancy L. de Jonge
                               Michael F. Mies
                               Director of Investor Relations
                               Senior Vice President- Finance
                               Communications  & Treasurer
                                 & Corporate
                               (404-231-2025)
                               http://www.waxs.com <http://www.waxs.com>



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